                                                                  EXHIBIT 1.1

                                     $200,000,000

                               UNIVERSAL OUTDOOR, INC.

                       [__]% Senior Subordinated Notes due 2006








                                       FORM OF
                                UNDERWRITING AGREEMENT


                                  October [__], 1996

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                            UNDERWRITING AGREEMENT



                                                              October [  ], 1996



BEAR, STEARNS & CO. INC.
BT SECURITIES CORPORATION

c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

         Universal Outdoor, Inc., a corporation organized and existing under the laws of Illinois (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriters") $200,000,000 aggregate principal amount of its [___]% Senior Subordinated Notes due 2006 (the "Securities"), to be issued pursuant to an indenture dated as of October [___], 1996 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

         The Securities are more fully described in the Registration Statement referred to below and in the Indenture, a copy of which has been filed as an Exhibit to such Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agree with, you that:

              (a) A registration statement on Form S-1 (File No. 333-12427) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary

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prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (A) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (B) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Securities, together with the term sheet or abbreviated term sheet filed with the Commission
pursuant to Rule 424(b)(7) under the Act.   Each preliminary prospectus included
in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

              (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims,

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except for the pledge of the issued and outstanding common stock of each
Subsidiary pursuant to the Amended and Restated Acquisition Credit Facility and the Amended and Restated Revolving Credit Facility (the "Credit Facility"), each among the Company, LaSalle National Bank and Bankers Trust Company (collectively, the "Existing Stock Pledges"); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

              (c) The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company.

              (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Securities conform to the description thereof contained in the Registration Statement. The form of certificates for the Securities conforms to the corporate law of the jurisdiction of the Company's incorporation.

              (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations and with the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"). The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of mate-rial fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

              (f) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

              (g) Price Waterhouse LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

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              (h)  Except as set forth in the Registration Statement, there is neither (i) any action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, might result in, nor (ii) any legislation, statute, regulation, rule or ordinance to the knowledge of the Company proposed or pending before any legislative body or administrative agency, which, if enacted or promulgated, might result in, any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby,

              (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties or properties subject to easement under valid and binding leases or easements, respectively.

              (j) The Company and the Subsidiaries have filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

              (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets (including for these purposes the assets of the Memphis/Tunica Sellers (as defined in the Prospectus) to be sold pursuant to the Option Agreement (as defined below) as if they were owned by the Company or any of its Subsidiaries), rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

              (l) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation or By-Laws as presently in effect or under any agreement, lease, contract, indenture or other instrument or obligation (including, but not limited to, the Credit Facility or the indenture with respect to the Company's 11% Senior Notes due 2003 (the "Existing Indenture")) to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party (including, but not limited to, the Credit Facility or the Existing Indenture), or of the Articles of Incorporation or By-laws of the Company as presently in effect or any Subsidiary or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

              (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Indenture and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

              (n) The Company and each of the Subsidiaries hold all material licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, and have made all declarations and filings with and satisfied all eligibility and other similar requirements imposed by, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain any such License or to make any such declaration or filing or satisfy any such requirement would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

              (o) The Company and its Subsidiaries are in compliance with all applicable Federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except where such noncompliance would not, singly or in the aggregate, have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

              (p) Neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

              (q) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

              (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (s) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

              (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412

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or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (u) The Option and Asset Purchase Agreement, dated September 12, 1996, between the Company and the Memphis/Tunica Sellers (the "Option Agreement") has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

              (v) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

              (w) The Securities have been duly and validly authorized by the Company and the Securities, when the Securities are authenticated by the Trustee and the Securities are issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obliga-

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tions of the Company, enforceable against the Company, in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

              (x) The Indenture conforms to the description thereof contained in the Registration Statement and the Prospectus, has been duly and validly authorized and, when executed and delivered by the Company and the Trustee and qualified under the Trust Indenture Act, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

         2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, you agree to purchase from the Company, at a purchase price of [___]% of the principal amount thereof, plus accrued interest, if any, from October [__], 1996 to the Closing Date hereinafter referred to, $200,000,000 principal amount of the Securities.

         Delivery of and payment of the purchase price for the Securities shall be made in your offices at 245 Park Avenue, New York, New York 10167, or at such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York time, on the third business day following the date the Registration Statement becomes effective, or, if the Company has elected to rely upon Rule 430A of the Regulations, the third business day after execution of this Agreement, or at such other time as shall be agreed upon by you and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Securities shall be made to you for your account against payment of the purchase price for the Securities by wire transfer of immediately available funds to an account or accounts to be designated by the Company at

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least one business day prior to the Closing Date, and the Company shall promptly reimburse you for the costs of obtaining such funds.

         The Securities shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such Securities for delivery at least one full business day prior to the Closing Date.

         3. OFFERING. Upon your authorization of the release of the Securities, you propose to offer the Securities for sale to the public upon the terms set forth in the Prospectus.

         4. COVENANTS OF THE COMPANY: The Company covenants and agrees with you as follows:

              (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

              (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such

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stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

              (c) The Company will cooperate with the Underwriters in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Securities.

              (d) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Underwriters may reasonably request.

              (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

              (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

              (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Underwriters similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

              (h) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Prospectus.

              (i) The Company shall not invest, or otherwise use the proceeds received by the Company from

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its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act or the rules and regulations thereunder.

              (j) For a period of 180 days after the date of this Agreement, except as described in or contemplated by the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any debt securities of the Company.

              (k) The Company will not claim the benefit of any usury laws against any holders of the Securities.

         5. PAYMENT OF EXPENSE. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the Indenture, the underwriting documents (including this Agreement), and all other documents related to the public offering of the Securities (including those supplied to you in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Securities to you, including any transfer or other taxes payable thereon, (iii) the qualification of the Securities under state and foreign securities or Blue Sky laws and the eligibility of the Securities for investment under state and foreign law, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and a "Legal Investment Memorandum" and the reasonable fees of your counsel and such counsel's reasonable disbursements in relation thereto,
(iv) the review of the terms of the public offering of the Securities by the NASD, (v) the rating of the Securities by one or more rating agencies and (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the

Trustee in connection with the Indenture and the Securities.

         6. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties of the Company contained as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you pursuant to this Section 6 or to your counsel, Skadden, Arps, Slate, Meagher & Flom ("Underwriter's Counsel") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

              (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Winston & Strawn, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:


                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the failure to qualify would have a materially adverse effect upon the business of the Company taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims except for the Existing Stock Pledges, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                   (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's common stock have been duly authorized; the outstanding shares of the Company's common stock have been duly authorized and validly issued and are fully paid and non-assessable.

                   (iii) To the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any securities or the right to have any securities of the Company included in the Registration

    Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any of the Securities of the Company.

                   (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                   (v) The Registration Statement, the Prospectus and each amendment or supplement thereto appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial or statistical data therein).

                   (vi) The statements in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Indebtedness and Other Commitments," "Certain Transactions," and "Management -- The 1996 Warrant Plan," as such statements constitute a summary of the legal matters or documents referred to therein or matters of law, fairly summarize in all material respects the information required to be shown (except that such counsel need express no opinion as to the financial or statistical data therein).

                   (vii) Such counsel does not know of any contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Prospectus which are not so described or filed as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                   (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

                   (ix) The execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound.

                   (x) This Agreement has been duly authorized, executed and delivered by the Company.

                   (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body which has not been received or granted is required in connection with the execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion).

                   (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                   (xiii) The Option Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

                   (xiv)  The Indenture has been duly and validly
    authorized, executed and delivered by the Company, has been duly qualified under and complies as to form in all material respects with the Trust Indenture Act and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law), and except to the extent that a waiver of rights under any usury laws may be unenforceable. No taxes or fees are required to be paid with respect to the execution of the Indenture by the Company and the issuance of the Securities. The Securities have been duly and validly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
    (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law), and except to the extent that a waiver of rights under any usury laws may be unenforceable. The Underwriters will receive good, valid and marketable title to the Securities being sold by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions or transfer, shareholders' agreements, voting trusts and other defects of title whatsoever. The Securities and the Indenture conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which led them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Winston & Strawn may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         The Representatives shall also have received on the Closing Date the opinion of local counsel for the Company experienced in such matters in Jacksonville, dated the Closing Date addressed to the Underwriters to the effect that the statements under the caption "Business-Government Regulation," insofar as such statements constitute a summary of regulatory matters in such jurisdiction relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

              (c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, an opinion dated the Closing Date as to such matters as the Representatives may reasonably require. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Skadden, Arps, Slate, Meagher & Flom may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

              (d) The Representatives shall have received at or prior to the Closing Date from Skadden, Arps, Slate, Meagher & Flom a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

              (e) The Representatives shall have received, on each of the dates hereof and the Closing Date, as the case may be, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, of Price Waterhouse LLP, Ernst & Young LLP and BDO Siedman, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and in-cluded in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

              (f) The Representatives shall have received on the Closing Date a certificate or certificates of the President and Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date each of them severally represents as follows:

                   (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                   (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

                   (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                   (iv) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Pro-spectus which has not been so set forth in such supplement or amendment; and

                   (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

              (g) The public offering of 5,750,000 shares of common stock of Universal Outdoor Holdings, Inc., a Delaware corporation ("Holdings"), pursuant to an Underwriting Agreement, dated October 9, 1996, among Holdings, the Selling Shareholders named therein and Alex. Brown & Sons Incorporated, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as representatives of the several underwriters listed on Schedule I thereto shall have been consummated.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter's Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriter's Counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7.  INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or any such person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you expressly for use therein and PROVIDED, further, that the Company will not be liable to you or any person who controls you with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus which is corrected in the Prospectus if the Company sustains the burden of proving that you sold securities to the person asserting any such loss, liability, claim or damage without sending or giving, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof to you. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

              (b) You agree to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you expressly for use therein; PROVIDED, HOWEVER, that in no case shall you be liable or responsible for any amount in excess of the underwriting discount received by you. This indemnity will be in addition to any liability which you may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and the second paragraph and the second sentence of the third paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of you expressly for use in the registration statement relating to the Securities as originally filed or in any amendment thereof on or prior to the date hereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such action or separate but substantially similar related actions arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the indemnified parties.
Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and you shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than you, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and you may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and you from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and you shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by you, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall you be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by you hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as you, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         9.  SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

All representations and warranties, covenants and agreements of you and the Company contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of any payment for the Securities to and by you. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 10(d) hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

         10.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

              (a)  This Agreement shall become effective upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you, or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 10 and Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribu-tion of the Securities shall have become effective; or (D)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been a change in political, financial or economic conditions if the effect of any such event in (i) or (ii) is such as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus.

              (c) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

              (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 10(a) hereof or (ii) Section 10(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to your obligations set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse you for all out-of-pocket expenses (including the fees and expenses of your counsel), incurred by you in connection herewith.

         11. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Corporate Finance Department; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to Universal Outdoor, Inc., 321 North Clark Street, Suite 1010, Chicago, IL 60610, Attention: Chief Financial Officer.

         12. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon you and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from you.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,

                                       UNIVERSAL OUTDOOR, INC.


                                       By:  _________________________________
                                            Name:
                                            Title:


Accepted, as of the date first above written.


BEAR, STEARNS & CO. INC.
BT SECURITIES CORPORATION

By:  BEAR, STEARNS & CO. INC.


By: ______________________
    Name:
    Title: